UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2026

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 26, 2026, Trimble Inc. (“Trimble” or the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposals and cast their votes as described below.
Proposal 1: The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld
Borje Ekholm	187,932,829	11,932,508
Kaigham (Ken) Gabriel	133,387,509	66,477,828
Meaghan Lloyd	161,509,493	38,355,844
Ronald S. Nersesian	196,594,015	3,271,322
Robert G. Painter	195,966,904	3,898,433
Kara Sprague	134,359,417	65,505,920
Thomas Sweet	134,302,119	65,563,218
Johan Wibergh	190,963,725	8,901,612
There were 13,754,730 broker non-votes in the election of directors.
As previously disclosed on a Current Report on Form 8-K filed by the Company on May 26, 2026, Mark S. Peek notified the Board of Directors (the “Board”) of Trimble that he had resigned from his role as a director of the Board, effective immediately, prior to the Annual Meeting. Therefore, Mr. Peek did not stand for reelection at the Annual Meeting. As a result, any votes cast regarding the election of Mr. Peek at the Annual Meeting were not counted.
In connection with his resignation from the Board, Mr. Peek also stepped down as Chair of the Audit Committee and is no longer a member of the Audit Committee nor of the Nominating and Corporate Governance Committee.
Mr. Peek’s decision to resign from the Board was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.
With the resignation of Mr. Peek, the Board reduced the size of its membership from nine to eight directors, effective prior to the Annual Meeting.
Proposal 2: The advisory vote on approving executive compensation (“Say on Pay”) was approved.

For	Against	Abstain	Broker Non-Vote
190,261,954	9,164,255	439,128	13,754,730
Proposal 3: The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the current fiscal year, ending January 1, 2027, was ratified.

For	Against	Abstain
211,564,227	1,870,857	184,983
Proposal 4: The amendments to the Employee Stock Purchase Plan were approved.

For	Against	Abstain
198,746,799	759,915	358,623
Item 8.01 Other Events.
As previously disclosed in the Current Report on Form 8-K referenced under Item 5.07 above, Thomas Sweet was appointed by the Board as Chair of the Audit Committee, effective May 26, 2026. The Board had made the decision to appoint Mr. Sweet as Chair of the Audit Committee during its regularly scheduled meeting in March 2026. The Audit Committee will continue to provide oversight for the ongoing remediation of the previously identified material weaknesses in the Company’s internal control over financial reporting, which the Company anticipates to be completed in 2027.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations of the Company’s remediation of material weaknesses, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report on Form 8-K due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that completion of the remediation of material weaknesses will take longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report on Form 8-K. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Date: May 27, 2026	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison, General Counsel and Secretary